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                              TERMINATION AGREEMENT


          TERMINATION AGREEMENT (this "Agreement"), dated November 16, 1994, by and among GRR, Inc., a Delaware corporation ("Parent"), GRR Acquisition Corp., a New York corporation ("Purchaser"), and HM Holdings, Inc., a Delaware corporation ("HMH").
                                    RECITALS

          A. Parent, Purchaser and HMH are parties to a Shareholder Agreement, dated August 23, 1994 (the "HMH Agreement").

          B. Parent, Purchaser and Ground Round Restaurants, Inc., a New York corporation (the "Company") are parties to an Agreement and Plan of Merger, dated as of August 23, 1994 (the "Merger Agreement").

          C. Parent, Purchaser and HMH wish to terminate the HMH Agreement upon the terms and subject to the conditions set forth in this Agreement.

     The parties therefore agree as follows:

          1. The HMH Agreement is hereby terminated and shall have no further force or effect.

          2. Each of Sections 13, 14, 16 and 17 of the HMH Agreement is hereby incorporated herein by reference as though set forth herein at length.


                                   * * * * *


          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


                                   GRR, INC.


                                   By:  /s/ Joseph Silvestri
                                      ---------------------------
                                      Name: Joseph Silvestri
                                      Title: Vice President
























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                                   GRR ACQUISITION CORP.


                                   By:  /s/ Joseph Silvestri
                                      ---------------------------
                                      Name: Joseph Silvestri
                                      Title: Vice President


                                   HM HOLDINGS, INC.


                                   By:  /s/ George H. Hempstead, III
                                      -------------------------------
                                      Name: George H. Hempstead, III
                                      Title: Vice President


















































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